Exhibit 10.1

LIMITED GUARANTY AND RECOURSE INDEMNITY AGREEMENT

This LIMITED GUARANTY AND RECOURSE INDEMNITY AGREEMENT (this “Limited Guaranty”) is executed as of June 13, 2014, by STARWOOD WAYPOINT RESIDENTIAL TRUST, a Maryland real estate investment trust (“Limited Guarantor”), pursuant to the Amended and Restated Master Loan and Security Agreement, dated as of the date hereof, by and between Starwood Waypoint Borrower, LLC, a Delaware limited liability company, as borrower (“Borrower”), Citibank, N.A., a national banking association, as Administrative Agent and the Lenders identified therein (as from time to time may be amended, restated, amended and restated, replaced, supplemented or otherwise modified, the “Loan Agreement”) for the benefit of the Secured Parties (such term and other capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement).

WITNESSETH:

WHEREAS, the Lenders have agreed to make a Loan to Borrower pursuant to the terms of the Loan Agreement. The Loan and other Obligations under the Loan Agreement are secured by, among other things, the Equity Interests in the Borrower and in certain Eligible Property Owners; and

WHEREAS, the Limited Guarantor is the owner of an indirect interest in Borrower and will obtain substantial direct and indirect benefit from the Loan, and to induce Lenders to make the Loan under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Limited Guarantor has agreed to provide the guaranty and undertaking set forth herein in favor of the Secured Parties.

NOW, THEREFORE, as an inducement to the Lenders to make the Loan and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Definition of Guaranteed Obligations.

(a) For purposes of this Limited Guaranty, the term “Guaranteed Obligations” means and includes all of the following:

(i) the obligations or liabilities of Borrower to the Secured Parties for any loss, damage, cost, expense, liability,

claim or other obligation (collectively, “Losses”) actually incurred by the Secured Parties (including, without limitation, all reasonable out-of-pocket fees and disbursements of counsel) arising out of or in connection with any of the following events in clauses (A) through (M) (each, a “Subject Action”):

(A) fraud, malfeasance, material misrepresentation (of a representation which was known by the Loan Party making such representation to be false when made), gross negligence, willful misconduct or bad faith by a Loan Party in connection with the Loan or any Loan Document;

(B) the commission of a criminal act by a Loan Party;

(C) destruction or physical waste of the Properties by a Loan Party, but only if such destruction or physical waste of such Property is not in connection with the construction, renovation, repair or maintenance of such Property;

(D) the imposition of a Lien or other encumbrance on any Property other than that which is expressly permitted under the terms of the Loan Agreement;

(E) the material breach of any representation, warranty or covenant in the Loan Agreement or any Loan Document which relates to a Property’s qualification as an Eligible Property in accordance with the terms of the Loan Documents (it being agreed that, in the event of any such breach, Guaranteed Obligations would include the amount of any mandatory prepayment required under Section 2.06(b) of the Loan Agreement as a result and to the extent of any such breach which is not timely paid by the Borrower) or the material breach of any indemnification provision in the Loan Agreement or any Loan Document;

(F) the misapplication or conversion by a Loan Party in contravention of the Loan Agreement of (i) amounts deposited in the Tax and Insurance Reserve Account (including, without limitation, any payments from such account not permitted by Section 3.08 of the Loan Agreement), (ii) any Insurance Proceeds paid by reason of any loss, damage, destruction or liability with respect to any Property, (iii) any awards or other amounts received in connection with the condemnation of all or a portion of the Properties, (iv) any Income, (v) any Rental Income (including any Security Deposits), (vi) premiums for any insurance policies, (vii) any funds received by a Loan Party for payment of Taxes or other charges that can create Liens on any portion of the Properties, or (viii) any Security Deposits collected with respect to any Property;

(G) failure by a Loan Party to (i) pay Taxes (except those which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained), the result of which creates a Lien on any Property, except to the extent revenue from the Properties is insufficient to pay such Taxes or discharge such Lien; or (ii) deposit amounts in the Tax and Insurance Reserve Account as required by the Loan Agreement, except to the extent revenue from the Properties is insufficient to make any such required deposit;

(H) failure to maintain any insurance coverage required to be maintained pursuant to Section 7.21 of the Loan Agreement except to the extent that available cash flow from the Properties is insufficient to pay the premiums for such insurance;

(I) any amendment of any Governing Documents of any Eligible Property Owner, Parent SPE or the Borrower other than as is expressly permitted under the terms of the Loan Agreement;

(J) the failure of any Eligible Property Owner to deliver the required Deeds and title policies for any Wet Funded Properties within sixty (60) days after the related Funding Date meeting the requirements of the Loan Agreement, unless, in any such case, Borrower or the Eligible Property Owner has repaid the Allocated Loan Amount for such Wet Funded Property (it being agreed that Guaranteed Obligations would include the amount of any mandatory prepayment required under Section 7.19 of the Loan Agreement which is not timely paid by the Borrower);

(K) the failure to cure an exception to Eligible Property requirements that is temporarily waived pursuant to Schedule 6 to the Loan Agreement within the applicable period specified in Schedule 6 unless, in any such case, Borrower or the Eligible Property Owner has repaid the Allocated Loan Amount for the Property to which such uncured exception relates (it being agreed that that Guaranteed Obligations would include the amount of any mandatory prepayment required under Section 7.19 of the Loan Agreement which is not timely paid by Borrower);

(L) the removal, disposal, transfer, sale, assignment or other disposition of any Property in contravention of the Loan Agreement; or

(M) the transfer of, or the grant of a mortgage or Lien on, any Property in violation of the Loan Agreement by or through the efforts of any Loan Party or Loan Party Representative (as defined below).

(ii) the entire amount of the Obligations, upon the occurrence of any of the following events in clauses (A) through (B):

(A) the commencement by or the joining in the commencement by a Loan Party or an officer, director, managing member or representative thereof (each, a “Loan Party Representative”), or the filing of any pleading or document with a court of competent jurisdiction in support of, consenting to or otherwise acquiescing in either the commencement of any Insolvency Proceeding with respect to Borrower, Parent SPE or any Eligible Property Owner, or collusive action by a Loan Party or Loan Party Representative with another party in its efforts to achieve the commencement of such Insolvency Proceeding including, without limitation, any of the following: (1) a receiver, liquidator, custodian, examiner or trustee of Borrower, Parent SPE or any Eligible Property Owner shall be appointed at the request of, or with the consent of, a Loan Party or Loan Party Representative, (2) any voluntary petition for bankruptcy, reorganization or arrangement of Borrower, Parent SPE or an Eligible Property Owner pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, any Loan Party, (3) any proceeding for the dissolution or liquidation of Borrower, Parent SPE or any Eligible Property Owner shall be instituted by a Loan Party or Loan Party Representative; or (4) Borrower, Parent SPE or any Eligible Property Owner makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due (unless such assignment or admission is required pursuant to court order or as required in order to preclude a claim of perjury); or

(B) a breach by (x) an Eligible Property Owner of Section 11.03 of the Loan Agreement, (y) Borrower of Section 11.01 of the Loan Agreement or (z) Parent SPE of Section 11.02 of the Loan Agreement, in each case, other than a violation or a breach by such Eligible Property Owner, Borrower or Parent SPE of any covenant requiring such entity to maintain, or to intend to maintain, adequate capital or remain Solvent, if such breach directly results in the substantive consolidation of any of the assets and/or liabilities of such Eligible Property Owner, Borrower or Parent SPE with the assets and/or liabilities of any other entity in a bankruptcy, Insolvency Proceeding or similar proceeding; and

(iii) the cost of delivering and recording mortgages if and as required pursuant to Section 4.02(b) of the Loan Agreement, together with any loss, cost, expense, liability or obligation incurred by Administrative Agent in the event of a failure to provide or record such mortgages.

(b) For purposes of this Limited Guaranty, “Termination Date” shall mean the date on which the Obligations (other than contingent indemnification obligations and expense reimbursement obligations for which no claim has been asserted) are paid in full and the Loan Agreement and all Commitments thereunder are terminated in accordance with the terms thereof (and the Termination Date shall be deemed to have not occurred if this Limited Guaranty is reinstated in accordance with Section 6).

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Limited Guaranty shall refer to this Limited Guaranty as a whole and not to any particular provision of this Limited Guaranty, and section and paragraph references are to this Limited Guaranty unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Limited Guaranty; Indemnity; Recourse. (a) Limited Guarantor hereby unconditionally and irrevocably guarantees to the Secured Parties the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations, and hereby agrees that it shall be fully and personally liable for, and shall indemnify and hold the Secured Parties harmless from and against, all Losses to the extent resulting from any Subject Action and, to the extent provided in clause (b) of this Section 2, all of the other Guaranteed Obligations.

(b) Notwithstanding anything to the contrary in the Loan Agreement or any other Loan Document, all of the Obligations shall be fully recourse to Limited Guarantor in the event of the occurrence of any of the events described in Section 1(a)(ii).

(c) Limited Guarantor further agrees to pay, as and when incurred, any and all expenses (including, without limitation, all reasonable out-of-pocket fees and disbursements of counsel) which are actually incurred by the Administrative Agent, any other Secured Party or any Related Party thereof in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Limited Guarantor under this Limited Guaranty. This Limited Guaranty shall remain in full force and effect until the Termination Date.

(d) Limited Guarantor agrees that whenever, at any time, or from time to time, the Limited Guarantor shall make any payment to the Administrative Agent on account of the Limited Guarantor’s liability hereunder, the Limited Guarantor will notify the Administrative Agent in writing that such payment is made under this Limited Guaranty for such purpose.

3. Subrogation. Upon making any payment hereunder, the Limited Guarantor shall be subrogated to the rights of the Secured Parties against the Borrower and any Collateral under the Loan

Agreement for any Guaranteed Obligations with respect to such payment; provided that the Limited Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until the Termination Date. Until ninety-one (91) days after the Termination Date, neither any payment made by or for the account of the Limited Guarantor nor any performance or enforcement of any obligation pursuant to this Limited Guaranty shall entitle the Limited Guarantor by subrogation, indemnity, exoneration, reimbursement, contribution or otherwise to any payment by Borrower or to any payment from or out of any property of Borrower, and Limited Guarantor shall not exercise any right or remedy against Borrower or any property of Borrower by reason of any performance by Limited Guarantor of this Limited Guaranty. If any amount shall be paid to the Limited Guarantor on account of such subrogation rights prior to the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Limited Guaranty.

4. Amendments, etc. with Respect to the Obligations. Limited Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Limited Guarantor, and without notice to or further assent by the Limited Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by such Secured Party, and the Loan Agreement, and the other Loan Documents and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms and as Secured Parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Except as otherwise provided in the Loan Documents, no Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Limited Guaranty or any property subject thereto. When making any demand hereunder against the Limited Guarantor, the Secured Parties may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by such Secured Party to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Limited Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of such Secured Party against the Limited Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5. Limited Guaranty Absolute and Unconditional. (a) Limited Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon this Limited Guaranty or acceptance of this Limited Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guaranty; and all dealings between Borrower or the Limited Guarantor, on the one hand, and the Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guaranty. Limited Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or the Limited Guaranty with respect to the Guaranteed Obligations. This Limited Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Loan Agreement, the other Loan Documents, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Secured Parties, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by it or

Borrower against the Secured Parties, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Limited Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Limited Guarantor under this Limited Guaranty (other than a discharge as a result of payment or performance), in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Limited Guarantor, the Secured Parties may, but shall be under no obligation, to pursue such rights and remedies that they may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Secured Parties to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Limited Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Secured Parties against the Limited Guarantor. This Limited Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Limited Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Secured Parties, and their respective permitted successors, indorsees, transferees and assigns, until the Termination Date.

(b) Without limiting the generality of the foregoing, Limited Guarantor hereby agrees, acknowledges, and represents and warrants to the Secured Parties as follows:

(i) To the extent permitted by law, Limited Guarantor hereby waives any defense arising by reason of, and any and all right to assert against any Secured Party any claim or defense based upon, an election of remedies by such Secured Party which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Limited Guarantor’s subrogation rights, rights to proceed against Borrower or any other guarantor for reimbursement or contribution, and/or any other rights of the Limited Guarantor to proceed against Borrower, against any other guarantor, or against any other person or security.

(ii) Limited Guarantor is presently informed of the financial condition of the Borrower and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. The Limited Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of the financial condition of the Borrower, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Secured Parties for such information and will not rely upon any Secured Party for any such information. Absent a written request for such information by the Limited Guarantor to the Administrative Agent, Limited Guarantor hereby waives its right, if any, to require any Secured Party to disclose to Limited Guarantor any information which such Secured Party may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii) Limited Guarantor has independently reviewed the Loan Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Limited Guaranty to the Administrative Agent (for the benefit of the Secured Parties), Limited Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Borrower or any other guarantor to the Administrative Agent (for the benefit of the Secured Parties), now or at any time and from time to time in the future.

6. Reinstatement. This Limited Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

7. Payments. The Limited Guarantor hereby agrees that the Guaranteed Obligations will be paid to the Administrative Agent, for the ratable benefit of the applicable Secured Parties, without deduction, abatement, recoupment, reduction, set-off or counterclaim in U.S. Dollars and in accordance with the wiring instructions of the Administrative Agent. The Limited Guarantor acknowledges and agrees that the Administrative Agent is entitled to enforce this Limited Guaranty and the obligations of the Limited Guarantor hereunder on behalf of the Secured Parties.

8. Representations and Warranties. The Limited Guarantor represents and warrants that:

(a) Limited Guarantor is duly organized, validly existing and in good standing as a real estate investment trust under the laws of the jurisdiction under whose laws it is organized. Limited Guarantor is duly qualified to do business and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations hereunder and under any other Loan Documents except where any failure to qualify to do business or to obtain such a license, permit, charter, registration or approval will not cause a Material Adverse Effect with respect to Limited Guarantor;

(b) Limited Guarantor has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations hereunder and under any other Loan Document to which it is a party;

(c) The execution, delivery and performance by Limited Guarantor of this Limited Guaranty and the other Loan Documents to which it is a party has been duly authorized by all necessary trust actions and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made;

(d) This Limited Guaranty has been duly executed and delivered by the Limited Guarantor and constitutes a legal, valid and binding obligation of the Limited Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(e) The execution, delivery and performance of this Limited Guaranty will not violate any provision of any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon the Limited Guarantor or any of its property or to which the Limited Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by the Limited Guarantor or of any agreement, instrument or other undertaking to which the Limited Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), except for any such violation which could not reasonably be expected to have a Material Adverse Effect with respect to Limited Guarantor or the enforceability of this Limited Guaranty, and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Limited Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Limited Guarantor;

(f) The Limited Guarantor is an indirect owner of Borrower, and has received, or will receive, direct or indirect benefit from the making of this Limited Guaranty with respect to the Guaranteed Obligations;

(g) No material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Limited Guarantor, threatened by or against the Limited Guarantor or any of its Affiliates or against any of the Limited Guarantor’s properties or revenues with respect to this Limited Guaranty or any of the transactions contemplated hereby;

(h) The Limited Guarantor and its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of the Limited Guarantor’s or its Subsidiaries’ property and all other taxes, fees or other charges imposed on it or any of the Limited Guarantor’s property by any Governmental Authority (other than for any such taxes, if any, which are currently being contested in good faith by appropriate proceedings); no tax Lien has been filed, and, to the knowledge of the Limited Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge;

(i) As of the date hereof, and after giving effect to this Limited Guaranty and the contingent obligation evidenced hereby, Limited Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed Limited Guarantor’s obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay Limited Guarantor’s obligations and liabilities;

(j) Limited Guarantor has and will continue to have independent means of obtaining information concerning Borrower’s affairs, financial conditions and business. No Secured Party shall have any duty or responsibility to provide Limited Guarantor with any credit or other information concerning Borrower’s affairs, financial condition or business which may come into such Secured Party’s possession;

(k) The financial statements of the Limited Guarantor, as filed with the Securities and Exchange Commission in connection with Limited Guarantor’s Form 10 filing on January 13, 2014, copies of which have been furnished to the Administrative Agent, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Limited Guarantor as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject to interim statements as to normal year-end adjustments). Since the date of the most recent financial statements, except as disclosed in the Limited Guarantor’s filings with the Securities and Exchange Commission, there has been no change that would result in a Material Adverse Effect on the Limited Guarantor. Except as disclosed in such financial statements, Limited Guarantor is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a reasonable likelihood of causing a Material Adverse Effect with respect to Limited Guarantor;

(l) None of the documents or information prepared by or on behalf of Limited Guarantor and provided by Limited Guarantor to the Administrative Agent relating to Limited Guarantor’s financial condition contain any statement of a material fact with respect to Limited

Guarantor that was untrue or misleading in any material respect when made. Since the furnishing of such documents or information, to the knowledge of the Limited Guarantor, there has been no change, nor any development or event involving a prospective change known to Limited Guarantor, that would render any of such documents or information untrue or misleading in any material respect;

(m) No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental, instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by Limited Guarantor of this Limited Guaranty or the consummation by Limited Guarantor of any other Loan Document to which it is a party, other than any that have heretofore been obtained, given or made or would otherwise not result in a Material Adverse Effect if not so obtained, given or made;

(n) Limited Guarantor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Limited Guarantor is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Limited Guarantor or any of its assets; and

(o) Limited Guarantor is not required to be registered as an “investment company” as defined under the Investment Company Act or as an entity under the control of an “investment company” as defined under the Investment Company Act.

(p) Limited Guarantor is familiar with and has reviewed the books and records regarding the financial condition of the Borrower and each Eligible Property Owner and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; provided, however, that Limited Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Limited Guaranty

9. Covenants.

(a) Limited Guarantor shall deliver or cause to be delivered to Administrative Agent:

(i) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of Limited Guarantor, the consolidated balance sheets of Limited Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations (and, if requested by the Administrative Agent, statements of equity and cash flows) for Limited Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, and consolidated statements of liquidity of Limited Guarantor and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the figures for the previous year;

(ii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Limited Guarantor, the consolidated balance sheets of Limited Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, consolidated statements of equity and cash flows for Limited Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Limited Guarantor and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP; and

(iii) at the time it furnishes consolidated financial statements pursuant to paragraphs (i) and (ii) above, a certificate of a Responsible Officer of Limited Guarantor, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Limited Guarantor and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments).

Limited Guarantor shall deliver or cause to be delivered to the Administrative Agent any other financial information regarding the Limited Guarantor reasonably requested by the Administrative Agent.

(b) Reserved.

(c) Limited Guarantor shall pay and discharge or cause to be paid and discharged, when due all taxes, assessments and governmental charges or levies imposed upon Limited Guarantor or upon Limited Guarantor’s income and profits or upon any of Limited Guarantor’s property, real, personal or mixed or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided. Limited Guarantor shall file, or cause to be filed on behalf of Limited Guarantor on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of Limited Guarantor.

(d) Limited Guarantor shall promptly inform the Administrative Agent in writing upon becoming aware of any of the following:

(i) Any Default, Event of Default or default or breach by Limited Guarantor of any obligation hereunder or under any other Loan Document to which it is a party, or the occurrence or existence of any event or circumstance that Limited Guarantor reasonably expects will with the passage of time become a Default, Event of Default or such a default or breach by the Limited Guarantor;

(ii) Any material dispute, licensing issue, litigation, investigation, proceeding or suspension between any Related Party, on the one hand, and any Governmental Authority or any other Person, on the other hand which, if determined adversely, would be reasonably likely to materially and adversely affect the Limited Guarantor, Borrower or an Eligible Property Owner;

(iii) Any material change in accounting policies or financial reporting practices of Limited Guarantor (provided that Limited Guarantor’s obligation under this clause (iii) shall be deemed satisfied to the extent that any such change is disclosed in Limited Guarantor’s public filings); and

(iv) Any event, circumstance or condition that has resulted, or has a reasonable likelihood of resulting in either a Material Adverse Effect with respect to Limited Guarantor.

(e) Limited Guarantor shall maintain all licenses, permits or other approvals necessary for Limited Guarantor to conduct its business and to perform its obligations under this Limited Guaranty and each other Loan Document to which it is a party and Limited Guarantor shall conduct its business in accordance with applicable law in all material respects.

(f) If an Event of Default has occurred and is continuing, Limited Guarantor shall not pay any dividends or distributions with respect to any of its capital stock or other equity interests, as applicable, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Limited Guarantor or Borrower. Notwithstanding the foregoing, nothing in this Limited Guaranty shall prohibit the Limited Guarantor from declaring and/or paying any dividends or distributions in such amount that will not exceed the amount necessary (disregarding the ability of Limited Guarantor to make consent dividends within the meaning of Section 565 of the Internal Revenue Code) in order for the Limited Guarantor to (x) maintain its status as a REIT for federal and state income tax purposes and (y) avoid the payment of federal or state income or excise tax.

(g) Limited Guarantor shall not at any time, directly or indirectly, (i) enter into any transaction of merger or consolidation or amalgamation as to which the Limited Guarantor is not the surviving entity, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets; or (ii) voluntarily cause or facilitate a Change of Control with respect to Limited Guarantor. Limited Guarantor shall ensure that (w) the Limited Guarantor shall continue to own, directly or indirectly, at least seventy-five percent (75%) of the outstanding equity interests of the Operating Partnership, (x) all Equity Interests of Parent SPE shall continue to be owned, directly or indirectly, by Operating Partnership, (y) all Equity Interests of Borrower shall continue to be directly owned by Parent SPE and (z) that all Equity Interests of the Eligible Property Owners shall continue to be directly owned by Borrower.

(h) The Limited Guarantor’s fiscal year commences on January 1 and ends on December 31. Limited Guarantor will not, at any time, directly or indirectly, except upon thirty (30) days’ prior written notice to the Administrative Agent, change Limited Guarantor’s fiscal year.

(i) Limited Guarantor shall not make any material change in the accounting policies or financial reporting practices of Limited Guarantor or its Subsidiaries, except to the extent such change is permitted by GAAP, consistently applied.

(j) Any payments made by Limited Guarantor to the Administrative Agent shall be free and clear of, and without deduction or withholding for, any Taxes except as required by applicable law. If Limited Guarantor shall be required by law to deduct or withhold any taxes from any sums payable hereunder, then Limited Guarantor shall make such deductions or withholdings and take such other actions as the Borrower would have been required to take under Section 3.03 of the Loan Agreement with respect to the same or similar payment, including, if any such Tax is an Indemnified Tax, paying to the Administrative Agent, for the ratable benefit of the applicable Secured Parties, any Additional Amounts as described in Section 3.03 of the Loan Agreement.

10. Events of Default. It is hereby understood and agreed that an Event of Default under Section 8 of the Loan Agreement shall be deemed to have occurred if:

(a) Limited Guarantor shall default in the payment of any Guaranteed Obligations required to be paid by it under this Limited Guaranty; or

(b) Any representation, warranty or certification made or deemed made herein or in any other Loan Document by Limited Guarantor or any certificate furnished by Limited Guarantor to any Secured Party pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(c) Except as otherwise set forth in this Section 10, Limited Guarantor shall fail to observe or perform or comply with any material term, covenant, provision or agreement contained in this Limited Guaranty or in any other Loan Document to which it is a party, and such failure to observe or perform shall continue unremedied for a period of twenty (20) calendar days after the earlier of discovery of such failure by or notice of such failure to Limited Guarantor; or

(d) Any judgment or order for the payment of money in excess of $25,000,000 in the aggregate shall be rendered against Limited Guarantor or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall remain undischarged (or provisions shall not be made for such discharge), unsatisfied, unbonded, or unstayed for a period of no more than thirty (30) days from the date of entry thereof; or

(e) Limited Guarantor shall admit in writing its inability to pay its debts as such debts become due; or

(f) Limited Guarantor or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

(g) A proceeding or case shall be commenced, without the application or consent of the Limited Guarantor or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or taking possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Limited Guarantor or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Limited Guarantor or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) or more days; or an order for relief against the Borrowers, the Limited Guarantor or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

(h) Limited Guarantor or any of its Subsidiaries shall default under, or fail to perform as required under, or shall otherwise breach the terms of, any Indebtedness owing to any Secured Party or any Affiliate thereof with an aggregate principal amount of $50,000,000 or more, and such default or failure entitles any party to cause acceleration or require prepayment of such Indebtedness; or

(i) Any Change in Control shall have occurred or any merger of Limited Guarantor shall have occurred in which the Limited Guarantor is not the surviving entity.

11. Termination. Subject to the provisions of Section 6, this Limited Guaranty shall terminate upon the Termination Date; provided, however, that Sections 2(b), 8, 17, 19 and 22 shall survive any such termination and this Limited Guaranty shall be reinstated upon any Obligations arising under the Loan Agreement, whether such Obligations arise prior to or upon or after the termination of such Loan Agreement.

12. Severability. Any provision of this Limited Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Paragraph Headings. The paragraph headings used in this Limited Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

14. No Waiver; Cumulative Remedies. No Secured Party shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15. Waivers and Amendments. None of the terms or provisions of this Limited Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Limited Guarantor and the Administrative Agent, provided that any provision of this Limited Guaranty may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile or electronic transmission from the Administrative Agent.

16. Successors and Assigns. This Limited Guaranty shall be binding upon the successors and permitted assigns of Limited Guarantor and shall inure to the benefit of the Secured Parties and their successors and permitted assigns. This Limited Guaranty may not be assigned by Limited Guarantor and any attempt to assign or transfer this Limited Guaranty shall be null and void and of no effect whatsoever. This Limited Guaranty may not be assigned by the Limited Guarantor or any Secured Party except in accordance with the express terms of the Loan Agreement.

17. GOVERNING LAW. THIS LIMITED GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

18. Notices. Notices by the Administrative Agent to the Limited Guarantor may be given by mail, by hand or by electronic transmission, addressed to the Limited Guarantor at the Limited Guarantor’s address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, five (5) days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery, (c) when delivered if delivered by hand and (d) in the case of electronic transmissions, when sent, if such transmission is electronically confirmed.

19. Submission To Jurisdiction; Waivers. Limited Guarantor hereby irrevocably and unconditionally:

(a) Submits for the Limited Guarantor and the Limited Guarantor’s property in any legal action or proceeding relating to this Limited Guaranty and the other Loan Documents to which the Limited Guarantor is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) Consents that any such action or proceeding may be brought in such courts and waives any objection that the Limited Guarantor may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Limited Guarantor at Limited Guarantor’s address set forth under Limited Guarantor’s signature below or at such other address of which the Administrative Agent shall have been notified; and

(d) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

20. Integration. This Limited Guaranty represents the agreement of the Limited Guarantor with respect to the subject matter hereof and there are no promises or representations by any Secured Party relative to the subject matter hereof not reflected herein.

21. Acknowledgments. Limited Guarantor hereby acknowledges that:

(a) Limited Guarantor has been advised by counsel in the negotiation, execution and delivery of this Limited Guaranty and the other Loan Documents;

(b) The Administrative Agent does not have any fiduciary relationship to the Limited Guarantor, and the relationship between the Administrative Agent and the Limited Guarantor is solely that of surety and creditor; and

(c) No joint venture exists between any Secured Party and the Limited Guarantor or among any Secured Party, Borrower and the Limited Guarantor.

22. WAIVERS OF JURY TRIAL. THE LIMITED GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LIMITED GUARANTY OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

23. Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Limited Guaranty or any other Loan Document, no direct or indirect shareholder, partner, member, principal, affiliate, employee, officer, trustee, director, agent or other representative of Limited Guarantor and/or of any of its affiliates (each, an “Exculpated Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations, or undertakings of Limited Guarantor under this Limited Guaranty, and by acceptance hereof, the Administrative Agent for itself and its successors and assigns, and on behalf of the other Secured Parties and their respective successors and assigns, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Exculpated Party under or by reason of or in connection with this Limited Guaranty; except that any Exculpated Party that is a party to any Loan Document or any other separate written guaranty, indemnity or other agreement given by such Exculpated Party in connection with the Obligations shall remain fully liable therefor and the foregoing provisions shall not operate to limit or impair the liabilities and obligations of such Loan Parties or the rights and remedies of the Administrative Agent or the other Secured Parties thereunder.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Limited Guaranty to be duly executed and delivered as of the date first above written.

STARWOOD WAYPOINT RESIDENTIAL
TRUST, as Limited Guarantor

By:	/s/ Nina Tran
Name:	Nina Tran
Title:	Chief Financial Officer

Address for Notices:
1999 Harrison Street
Oakland, California 94612
Attention: Tamra Browne, Chief Legal Officer

Acknowledged:
CITIBANK, N.A., as Lender

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President

Address for Notices:
Citibank, N.A.
390 Greenwich Street
New York, NY 10013
Attention: Bobbie Theivakumaran
Telecopier No.: (646) 291-3799
Telephone No.: (212) 723-6753

Limited Guaranty